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                                                                    EXHIBIT 23.7


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the incorporation by reference in this Amendment
No. 2 to the Registration Statement on Form S-3 of our reserve report dated as of December 31, 1997, and to all references to our firm appearing in the Annual Report on Form 10-K of Leviathan Gas Pipeline Partners, L.P. for the fiscal year ended December 31, 1997 incorporated by reference in this Amendment No. 2 to Form S-3. We also consent to the reference to us under the heading "Experts" in this Amendment No. 2 to Form S-3.

                               NETHERLAND, SEWELL & ASSOCIATES, INC.


                               By: /s/ FREDERIC D. SEWELL
                                  ----------------------------
                                  Frederic D. Sewell
                                  President

Dallas, Texas

March 3, 1999